FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SECOND QUARTER 2013 RESULTS

Company Reports Record Quarterly Revenues of $311.2 Million

Toronto, August 7, 2013 - SunOpta Inc. (“SunOpta” or the “Company”) (Nasdaq:STKL) (TSX:SOY), a leading global company focused on natural, organic and specialty foods, today announced financial results for the second quarter ended June 29, 2013. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

Second Quarter 2013 Highlights:

  Record second quarter revenues of $311.2 million, an increase of 10.2% versus the 2012 second quarter
  Operating income¹ of $13.3 million, or 4.3% of revenues
  EBITDA¹ of $18.7 million, or 6.0% of revenues
  Adjusted earnings from continuing operations1 of $6.5 million, or $0.10 per diluted common share
  GAAP loss per diluted common share from continuing operations of $0.23 or $15.0 million, after accounting for non-cash impairment charge of non-core investment in Mascoma Corporation

Year-to-date 2013 Highlights:

  Record year-to-date revenues of $594.0 million, an increase of 9.7% versus the prior year
  Operating income¹ of $24.0 million, or 4.0% of revenues
  EBITDA¹ of $34.8 million, or 5.9% of revenues
  Adjusted earnings from continuing operations1 of $11.7 million, or $0.17 per diluted common share
  GAAP loss per diluted common share from continuing operations of $0.15 or $9.8 million, after accounting for non-cash impairment charge of non-core investment in Mascoma Corporation

“We are pleased with our record revenues for the quarter and year-to-date periods, combined with the continued momentum in our core natural and organic foods business. There is no doubt that interest in healthy eating continues to grow and we believe we are well positioned to capitalize on future growth as consumers around the world increase their interest in healthy eating and healthy living,” commented Steve Bromley, Chief Executive Officer. “We continued to see strong growth in our value added product offerings during the quarter, and with a number of our expansion projects now coming on line, we look forward to realizing the benefits of these expansions. As we anticipated, our margins in the quarter were impacted by crop quality associated with the poor growing conditions experienced in 2012 and cyclical weakness in the steel and infrastructure segments within our non-core holding, Opta Minerals. As we look ahead, we believe that 2013 will be another successful year for our Company as we continue to execute on our core strategies of growing our value-added packaged foods and ingredients portfolio, and leveraging our integrated platform in support of our long-term operating targets.”

Second Quarter 2013 Results

Revenues increased 10.2% to a record $311.2 million as compared to $282.3 million in the second quarter of 2012. The increase in consolidated revenues was driven by strong demand and increased prices for organic grains and feed products, continued growth in consumer packaged categories including aseptic non-dairy beverages and re-sealable pouch products, as well as higher sales within Opta Minerals Inc. as a result of recent acquisitions. Excluding the impact of a number of factors including commodity, currency and product rationalizations, revenues in SunOpta Foods increased approximately 7.2% versus the prior year and consolidated revenues increased approximately 5.7% .

Operating income¹ for the second quarter was $13.3 million, or 4.3% of revenues, as compared to $14.3 million, or 5.1% of revenues in 2012. Operating earnings were driven by solid results across the Company’s grains, feed, international ingredients and consumer products operations, offset by the effect of the 2012 drought on sunflower processing yields and by-product values, and Opta Minerals which continued to face cyclical weakness in both the steel and infrastructure sectors and the cost of integrating recent acquisitions.

For the quarter ended June 29, 2013 the Company incurred a loss from continuing operations of $15.0 million or $0.23 per diluted common share, compared to earnings from continuing operations of $7.3 million or $0.11 per diluted common share for the second quarter of 2012. Included in the results for the second quarter is a non-cash charge of approximately $21.5 million after tax, or $0.32 per diluted common share, representing a 64% write-down of the carrying value of the Company’s non-core investment in Mascoma Corporation. In assessing the fair value the Company considered a number of factors including the values of comparable public companies in the renewable energy space which have experienced prolonged declines in value that no longer appear to be of a temporary nature. The Company’s investment in Mascoma was established in the third quarter of 2010 following the sale of SunOpta BioProcess Inc. in return for a minority equity stake in Mascoma. At that time, a non-cash gain on sale was recognized and adjusted earnings were reported to remove the effect of the gain.

Excluding the Mascoma impairment charge, adjusted earnings from continuing operations1 in the second quarter of 2013 were $6.5 million or $0.10 per diluted common share. In addition, earnings for the second quarter include the impact of approximately $1.7 million in pre-tax severance, acquisition and start-up costs, or approximately $1.0 million after-tax and minority interest.

For the second quarter of 2013 EBITDA¹ was $18.7 million as compared to $19.4 million during the second quarter of 2012.

Year-to-date 2013 Results

Revenues increased 9.7% to a record $594.0 million as compared to $541.6 million in the first half of 2012. The increase in consolidated revenues was driven by strong demand and increased prices for organic grains and feed products, continued growth in consumer packaged categories including aseptic non-dairy beverages and re-sealable pouch products, as well as higher sales within Opta Minerals Inc. as a result of recent acquisitions. Excluding the impact of a number of factors including commodity, currency and product rationalizations, revenues in SunOpta Foods have increased approximately 7.4% versus the prior year and consolidated revenues increased approximately 5.9% .

Operating income¹ for the first half of 2013 was $24.0 million, or 4.0% of revenues, as compared to $27.1 million, or 5.0% of revenues in the first half of 2012. Operating earnings were driven by solid results across the Company’s grains, feed, and consumer products operations, offset by the effect the factors previously noted in the sunflower operations and Opta Minerals.

For the first half of 2013 the Company incurred a loss from continuing operations of $9.8 million or $0.15 per diluted common share, compared to earnings from continuing operations of $13.0 million or $0.19 per diluted common share for the first half of 2012. Included in the results for the first half of 2013 was the non-cash charge of approximately $21.5 million after tax or $0.32 per diluted common share, reflecting the write-down of the Company’s investment in Mascoma. After adjusting for this item, adjusted earnings from continuing operations1 in the first half of 2013 were $11.7 million or $0.17 per diluted common share. Earnings for the first half of 2013 include the impact of approximately $2.9 million in pre-tax severance, acquisition and start-up costs, or approximately $1.7 million after-tax and minority interest.

For the first half of 2013 EBITDA¹ was $34.8 million as compared to $36.9 million during the first half of 2012.

Balance Sheet

The Company’s balance sheet remains strong and at June 29, 2013 reflected a current ratio of 1.46 to 1.00 and a net debt to equity ratio of 0.57 to 1.00. At June 29, 2013, the Company had total debt outstanding of $195.5 million, net debt of $182.5 million, total assets of $694.9 million, shareholders’ equity of $318.3 million and a net book value of $4.80 per outstanding share.

Conference Call Information

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Thursday, August 8, 2013 to discuss the results for the second quarter of 2013 and recent corporate developments. After opening remarks, there will be a question and answer period. This conference call can be accessed via a link at the Company's website at www.sunopta.com. To listen to the live call over the Internet, please go to the Company's website at least 15 minutes early to register, download and install any necessary audio software. Additionally, the call may be accessed with the toll free dial-in number (877) 312-9198 or international dial-in number (631) 291-4622. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the Company's website.

¹See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.1% ownership position in Opta Minerals Inc., listed on the Toronto Stock Exchange, a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our belief that we are well positioned to capitalize on future growth as consumers around the world increase their interest in healthy eating and healthy living and that 2013 will be another successful year. The terms and phrases “believe”, “look forward” and “continued”, “ and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, potential covenant breaches under our credit facilities and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, CEO
Robert McKeracher, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended June 29, 2013 and June 30, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	June 29, 2013	June 30, 2012	Change
	$	$	%
Revenues	311,170	282,308	10.2%
Cost of goods sold	274,187	245,220	11.8%
Gross profit	36,983	37,088	-0.3%
Selling, general and administrative expenses	22,839	22,086	3.4%
Intangible asset amortization	1,200	1,235	-2.8%
Other expense, net	647	1,378	-53.0%
Foreign exchange gain	(356)	(581)	38.7%
Earnings from continuing operations before the following	12,653	12,970	-2.4%
Interest expense, net	2,238	2,558	-12.5%
Impairment loss on investment	21,495	-	n/m
Earnings (loss) from continuing operations before income taxes	(11,080)	10,412	-206.4%
Provision for income taxes	3,958	2,769	42.9%
Earnings (loss) from continuing operations	(15,038)	7,643	-296.8%
Discontinued operations
Earnings (loss) from discontinued operations, net of taxes	(302)	214	-241.1%
Gain on sale of discontinued operations, net of taxes	-	676	n/m
Earnings (loss) from discontinued operations, net of taxes	(302)	890	-133.9%
Earnings (loss)	(15,340)	8,533	-279.8%
Earnings (loss) attributable to non-controlling interests	(59)	388	-115.2%
Earnings (loss) attributable to SunOpta Inc.	(15,281)	8,145	-287.6%
Earnings (loss) per share - basic
-from continuing operations	(0.23)	0.11
-from discontinued operations	-	0.01
	(0.23)	0.12
Earnings (loss) per share – diluted
-from continuing operations	(0.23)	0.11
-from discontinued operations	-	0.01
	(0.23)	0.12

SunOpta Inc.
Consolidated Statements of Operations
For the two quarters ended June 29, 2013 and June 30, 2012
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters ended	Two quarters ended
	June 29, 2013	June 30, 2012	Change
	$	$	%
Revenues	593,995	541,636	9.7%
Cost of goods sold	522,762	470,062	11.2%
Gross profit	71,233	71,574	-0.5%
Selling, general and administrative expenses	45,750	42,516	7.6%
Intangible asset amortization	2,448	2,428	0.8%
Other expense, net	1,012	1,742	-41.9%
Foreign exchange gain	(941)	(499)	-88.6%
Earnings from continuing operations before the following	22,964	25,387	-9.5%
Interest expense, net	3,928	5,141	-23.6%
Impairment loss on investment	21,495	-	n/m
Earnings (loss) from continuing operations before income taxes	(2,459)	20,246	-112.1%
Provision for income taxes	7,233	6,355	13.8%
Earnings (loss) from continuing operations	(9,692)	13,891	-169.8%
Discontinued operations
Earnings (loss) from discontinued operations, net of taxes	(360)	405	-188.9%
Gain on sale of discontinued operations, net of taxes	-	676	n/m
Earnings (loss) from discontinued operations, net of taxes	(360)	1,081	-133.3%
Earnings (loss)	(10,052)	14,972	-167.1%
Earnings attributable to non-controlling interests	104	935	-88.9%
Earnings (loss) attributable to SunOpta Inc.	(10,156)	14,037	-172.4%
Earnings (loss) per share – basic
-from continuing operations	(0.15)	0.20
-from discontinued operations	(0.01)	0.02
	(0.15)	0.21
Earnings (loss) per share – diluted
-from continuing operations	(0.15)	0.19
-from discontinued operations	(0.01)	0.02
	(0.15)	0.21

SunOpta Inc.
Consolidated Balance Sheets
As at June 29, 2013 and December 29, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	June 29, 2013	December 29, 2012
	$	$

ASSETS

Current assets
Cash and cash equivalents	6,460	6,840
Restricted cash	6,495	6,595
Accounts receivable	120,680	113,314
Inventories	249,407	255,738
Prepaid expenses and other current assets	19,862	20,538
Current income taxes recoverable	676	1,814
Deferred income taxes	3,178	2,653
	406,758	407,492

Investment	12,350	33,845
Property, plant and equipment	155,141	140,579
Goodwill	57,022	57,414
Intangible assets	49,788	52,885
Deferred income taxes	12,565	12,879
Other assets	1,234	2,216

	694,858	707,310

LIABILITIES

Current liabilities
Bank indebtedness	142,977	131,061
Accounts payable and accrued liabilities	113,459	128,544
Customer and other deposits	9,127	4,734
Income taxes payable	3,358	4,125
Other current liabilities	2,873	2,660
Current portion of long-term debt	6,393	6,925
Current portion of long-term liabilities	689	1,471
	278,876	279,520

Long-term debt	46,122	51,273
Long-term liabilities	4,949	5,544
Deferred income taxes	28,944	27,438
	358,891	363,775

EQUITY
SunOpta Inc. shareholders’ equity
Capital Stock	184,742	183,027
66,305,459 common shares (December 29, 2012 - 66,007,236)
Additional paid in capital	17,912	16,855
Retained earnings	114,576	124,732
Accumulated other comprehensive income	1,057	1,537
	318,287	326,151
Non-controlling interests	17,680	17,384
Total equity	335,967	343,535

	694,858	707,310

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended June 29, 2013 and June 30, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended	Quarter ended
	June 29, 2013	June 30, 2012
	$	$

Cash provided by (used in)
Operating activities
Earnings (loss)	(15,340)	8,533
Earnings (loss) from discontinued operations	(302)	890
Earnings (loss) from continuing operations	(15,038)	7,643
Items not affecting cash
Depreciation and amortization	5,429	5,018
Deferred income taxes	564	1,630
Stock-based compensation	856	740
Unrealized loss on derivative instruments	199	1,215
Impairment loss on investment	21,495	-
Other	(219)	173
Changes in non-cash working capital, net of businesses acquired	15,191	12,547
Net cash flows from operations - continuing operations	28,477	28,966
Net cash flows from operations - discontinued operations	(4,570)	(168)
	23,907	28,798
Investing activities
Purchases of property, plant and equipment, net	(14,083)	(6,995)
Payment of contingent consideration	(1,074)	(327)
Other	(341)	(129)
Net cash flows from investing activities - continuing operations	(15,498)	(7,451)
Net cash flows from investing activities - discontinued operations	-	12,147
	(15,498)	4,696
Financing activities
Decrease in line of credit facilities	(7,857)	(29,534)
Borrowings under long-term debt	112	285
Repayment of long-term debt	(1,601)	(3,793)
Financing costs	(9)	(1,084)
Proceeds from the issuance of common shares	567	266
Other	20	(26)
Net cash flows from financing activities - continuing operations	(8,768)	(33,886)
Foreign exchange gain (loss) on cash held in a foreign currency	110	(90)
Decrease in cash and cash equivalents during the period	(249)	(482)

Cash and cash equivalents - beginning of the period	6,709	3,729
Cash and cash equivalents - end of the period	6,460	3,247

SunOpta Inc.
Consolidated Statements of Cash Flows
For the two quarters ended June 29, 2013 and June 30, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

	Two quarters ended	Two quarters ended
	June 29, 2013	June 30, 2012
	$	$

Cash provided by (used in)
Operating activities
Earnings (loss)	(10,052)	14,972
Earnings (loss) from discontinued operations	(360)	1,081
Earnings (loss) from continuing operations	(9,692)	13,891
Items not affecting cash
Depreciation and amortization	10,849	9,791
Deferred income taxes	1,505	3,716
Stock-based compensation	1,541	1,328
Unrealized loss on derivative instruments	942	1,897
Impairment loss on investment	21,495	-
Other	103	616
Changes in non-cash working capital, net of businesses acquired	(4,985)	(9,383)
Net cash flows from operations - continuing operations	21,758	21,856
Net cash flows from operations - discontinued operations	(4,608)	(316)
	17,150	21,540
Investing activities
Acquisitions of businesses, net of cash acquired	(3,828)	(17,530)
Purchases of property, plant and equipment	(21,976)	(11,914)
Payment of contingent consideration	(1,074)	(327)
Other	(838)	(231)
Net cash flows from investing activities - continuing operations	(27,716)	(30,002)
Net cash flows from investing activities - discontinued operations	-	12,134
	(27,716)	(17,868)
Financing activities
Increase (decrease) in line of credit facilities	12,782	(10,526)
Borrowings under long-term debt	344	19,373
Repayment of long-term debt	(4,020)	(10,823)
Financing costs	(23)	(1,175)
Proceeds from the issuance of common shares	1,231	423
Other	(25)	(29)
Net cash flows from financing activities - continuing operations	10,289	(2,757)

Foreign exchange loss on cash held in a foreign currency	(103)	(46)

Increase (decrease) in cash and cash equivalents during the period	(380)	869

Cash and cash equivalents - beginning of the period	6,840	2,378
Cash and cash equivalents - end of the period	6,460	3,247

SunOpta Inc.
Segmented Information
For the quarter ended June 29, 2013 and June 30, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

					Quarter ended
					June 29, 2013
		SunOpta		Corporate
		Foods	Opta Minerals	Services	Consolidated
		$	$	$	$
Total revenues from external customers		273,708	37,462	-	311,170

Segment operating income (loss)		14,284	903	(1,887)	13,300

SunOpta Foods has the following segmented reporting:

					Quarter ended
					June 29, 2013
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	144,951	21,975	53,725	53,057	273,708

Segment operating income	9,531	950	2,055	1,748	14,284

					Quarter ended
					June 30, 2012
		SunOpta		Corporate
		Foods	Opta Minerals	Services	Consolidated
		$	$	$	$
Total revenues from external customers		251,094	31,214	-	282,308

Segment operating income (loss)		14,035	1,817	(1,504)	14,348

SunOpta Foods has the following segmented reporting:

					Quarter ended
					June 30, 2012
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	136,004	20,486	49,091	45,513	251,094

Segment operating income	10,496	839	170	2,530	14,035

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense (income), net”)

SunOpta Inc.
Segmented Information
For the two quarters ended June 29, 2013 and June 30, 2012
Unaudited
(Expressed in thousands of U.S. dollars)

				Two quarters ended
					June 29, 2013
		SunOpta		Corporate
		Foods	Opta Minerals	Services	Consolidated
		$	$	$	$
Total revenues from external customers		520,308	73,687	-	593,995

Segment operating income (loss)		23,908	3,366	(3,298)	23,976

SunOpta Foods has the following segmented reporting:

				Two quarters ended
					June 29, 2013
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	275,404	43,496	100,276	101,132	520,308

Segment operating income	17,024	1,952	1,880	3,052	23,908

				Two quarters ended
					June 30, 2012
		SunOpta		Corporate
		Foods	Opta Minerals	Services	Consolidated
		$	$	$	$
Total revenues from external customers		482,090	59,546	-	541,636

Segment operating income (loss)		25,588	4,898	(3,357)	27,129

SunOpta Foods has the following segmented reporting:

				Two quarters ended
					June 30, 2012
	Grains and		Consumer	International	SunOpta
	Foods	Ingredients	Products	Foods	Foods
	$	$	$	$	$
Total revenues from external customers	257,179	42,135	94,243	88,533	482,090

Segment operating income (loss)	18,882	2,068	(5)	4,643	25,588

(Segment operating income (loss) is defined as “Earnings from continuing operations before the following” excluding the impact of “Other expense (income), net”)

1Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income and Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income and EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other expense, net”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating Income and EBITDA, including a reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure:

	Quarter ended	Quarter ended
	June 29, 2013	June 30, 2012
	$	$

Earnings (loss) from continuing operations	(15,038)	7,643

Provision for income taxes	3,958	2,769
Interest expense, net	2,238	2,558
Other expense, net	647	1,378
Impairment loss on investment	21,495	-
Operating income	13,300	14,348
Depreciation and amortization	5,429	5,018
Earnings before interest, taxes, depreciation and amortization (EBITDA)	18,729	19,366

	Two quarters ended	Two quarters ended
	June 29, 2013	June 30, 2012
	$	$

Earnings (loss) from continuing operations	(9,692)	13,891

Provision for income taxes	7,233	6,355
Interest expense, net	3,928	5,141
Other expense, net	1,012	1,742
Impairment loss on investment	21,495	-
Operating income	23,976	27,129
Depreciation and amortization	10,849	9,791
Earnings before interest, taxes, depreciation and amortization (EBITDA)	34,825	36,920

The Company also reported Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the quarter and two quarters ended June 29, 2013. Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share are also non-GAAP financial measures. During the quarter and two quarters ended June 29, 2012, the Company recognized specific charges that we do not believe are reflective of normal business operations. We have excluded the impairment loss on our investment in Mascoma to arrive at Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share. The following is a tabular presentation of Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share, including a reconciliation to GAAP Loss attributable to SunOpta Inc. and GAAP Loss attributable to SunOpta Inc. on a per diluted share basis, which the Company believes to be the most directly comparable GAAP financial measures.

Following is a calculation of our Adjusted earnings from continuing operations and Adjusted earnings from continuing operations per diluted share for the quarter and two quarters ended June 29, 2013.

		Adjusted earnings
	Quarter ended	per diluted share
	June 29, 2013	for the quarter
	$	$

Loss attributable to SunOpta Inc.	(15,281)	(0.23)
Loss from discontinued operations, net of taxes	(302)	-
Loss from continuing operations attributable to SunOpta Inc.	(14,979)	(0.23)

Adjusted for:
Impairment loss on Mascoma investment	21,495	0.32

Adjusted earnings from continuing operations	6,516	0.10

	Two quarters	Adjusted earnings
	ended	per diluted share
	June 29, 2013	for the two quarters
	$	$

Loss attributable to SunOpta Inc.	(10,156)	(0.15)
Loss from discontinued operations, net of taxes	(360)	(0.01)
Loss from continuing operations attributable to SunOpta Inc.	(9,796)	(0.15)

Adjusted for:
Impairment loss on Mascoma investment	21,495	0.32

Adjusted earnings from continuing operations	11,699	0.17